EXHIBIT 10.36

To:

Dave Anderson, CEO

From:

Vincent L. Celentano

Mary Celentano

William Celentano

Date

March 14, 2019

Subject:

Note Conversions

Please use this letter as your authorization to convert currently outstanding convertible notes due us and our affiliates as per the schedule included with this note. We have calculated interest through February 26, 2019 and you may use that date for all conversions without penalty.

Please issue shares related to the conversions in the appropriate names and overnight to the proper addresses as soon as possible.

Thank you,

/s/Vincent L. Celentano	/s/Mary Celentano	/s/William Celentano
Vincent L. Celentano	Mary Celentano	William Celentano

Conversion Schedule

Celentano Family Debt Conversion Schedule

Interest Calculation Date

2/26/2019

	Original Note Date	Note Principal	Accrued Interest	Total Due	Conversion Price	Shares Due
Celentano Consulting Company LLC	12/27/2012	$165,500	$71,446	$236,946	$0.345	686,800

William Celentano	10/30/2014	$10,000	$3,028	$13,028	$0.12	108,567

1985 Trust for William Celentano	1/20/2015	$85,000	$24,403	$109,403	$0.30	364,677
1985 Trust for William Celentano	2/6/2015	$47,500	$13,482	$60,982	$0.30	203,273
1985 Trust for William Celentano	3/13/2015	$50,000	$13,856	$63,856	$0.30	212,853
Totals		$182,500	$51,741	$234,241		780,803

Mary Celentano	8/11/2015	$20,000	$4,963	$24,963	$0.20	124,815